Exhibit 21
to
Form 10-K
of
Protective Life Corporation
for
Fiscal Year
Ended December 31, 2006
Principal Subsidiaries of the Registrant

The following wholly-owned subsidiary of Protective Life Corporation is organized under the laws of the State of Tennessee and does business under its corporate name:

Protective Life Insurance Company

The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Nebraska and does business under its corporate name:

West Coast Life Insurance Company

The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Illinois and does business under its corporate name:

Chase Insurance Life and Annuity Company

The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Tennessee and does business under its corporate name:

Empire General Life Assurance Corporation*

The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Alabama and does business under its corporate name:

Protective Life and Annuity Insurance Company

The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Missouri and does business under its corporate name:

Lyndon Insurance Group, Inc.

* Empire General Life Assurance Corporation was merged into Protective Life Insurance Company as of January 1, 2007.